Exhibit 99.1

Media contact:	Charles Keller
612-678-7786
charles.r.keller@ampf.com

Stockholder contact:	Chris Moran
617-218-3864
christopher.m.moran@ampf.com
TRI-CONTINENTAL COPRORATION
ANNOUNCES RECORD AND MEETING DATES FOR
80TH ANNUAL MEETING OF STOCKHOLDERS
MINNEAPOLIS, MN, January 14, 2010 — Tri-Continental Corporation (the “Corporation”) (NYSE: TY) today announced that it will hold its 80th Annual Meeting of Stockholders on April 8, 2010 (the “Meeting”) in Minneapolis, MN. The close of business on February 12, 2010 has been fixed by the Corporation’s Board of Directors as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.
At the Meeting, Stockholders will be asked to elect five directors, with one to hold office until the 2012 Annual Meeting of Stockholders and four to hold office until the 2013 Annual Meeting of Stockholders and all until their successors are elected and qualify, to consider the ratification of the Board’s selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm, and to consider such other matters as may properly come before the Meeting or any postponement or adjournment thereof. This and other information relating to the Meeting, including additional details of the Meeting place and time, will be described in a notice of meeting and proxy statement that the Corporation intends to file with the Securities and Exchange Commission.
Stockholders may submit matters for consideration at the Meeting provided that such matters are submitted in accordance with the Corporation’s Bylaws (which are available at www.tricontinental.com), including to the extent applicable Rule 14a-8 of the Securities Exchange Act of 1934.